EXHIBIT 99.1

MARTIN MIDSTREAM PARTNERS REPORTS
INCREASED DISTRIBUTABLE CASH FLOW AND ADJUSTED EBITDA
IN 2015 SECOND QUARTER RESULTS

•	Distributable cash flow from continuing operations increased 58% compared to the second quarter of 2014

•	Adjusted EBITDA of $45.0 million representing an increase of 37% compared to the second quarter of 2014

•	Incremental distributions from West Texas LPG Pipeline System of $4 to $6 million projected annually

KILGORE, Texas, July 29, 2015 (GlobeNewswire) -- Martin Midstream Partners L.P. (Nasdaq: MMLP) (the "Partnership") announced today its financial results for the quarter ended June 30, 2015.

Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of Martin Midstream Partners, said, “The Partnership had a strong second quarter for 2015. Cash flow from operations exceeded plan and the positive impact of stable cash flows from acquisitions made during 2014 helped to reduce the impact of seasonal cash flow swings we’ve historically seen during the summer months. Also, and as anticipated, some cash flow specific to our fertilizer business was delayed due to wet weather. We typically realize this cash flow as fertilizers are applied during the first quarter of the year. Accordingly, our second quarter 2015 distribution coverage ratio was 0.96 times which exceeded internal forecast and compares favorably to second quarter 2014 coverage of 0.88 times. For the most recent twelve months ended June 30, 2015, our coverage ratio from continuing operations was 1.01 times.

"Looking across our segments, Terminalling and Storage met expectations based on strong performance from our traditional tankage assets, as well as the shore-based and specialty terminals. However, performance was offset by a weaker than expected quarter across our Martin Lubricants platform due to reduced demand and lower margins for our products.

"Natural Gas Services performed well during the second quarter as our Cardinal Gas Storage division exceeded plan in each of the first three quarters since being fully acquired last year. Our natural gas liquids ("NGL") businesses also achieved their quarterly cash flow forecasts in light of the current price environment. NGL pricing reduced the working capital requirement we normally see in this segment on an absolute basis, thus helping the Partnership’s balance sheet and leverage metrics at quarter end. During the quarter, we brought on line our new NGL rail car handling facility at our Arcadia, Louisiana NGL storage location. This rail terminal gives us nationwide access to source liquids as part of our NGL storage, handling and distribution businesses. During the first month of operations, customer demand exceeded our expectations. Cash flow from this asset will primarily be realized during the fourth quarter this year and first quarter next year upon liquids withdrawal.

"The Partnership anticipates an increase in the distribution it receives from its 20 percent ownership of the West Texas LPG Pipeline System of between $4 and $6 million per year which is attributable to the tariff revisions that became effective July 1, 2015. The actual increase will depend primarily on actual throughput and the number of incentive rate plans executed by shippers on the pipeline.

"In the Fertilizer division of our Sulfur Services Segment, as mentioned, cash flow was strong based on delayed first quarter activity pushed into early summer. We also benefited from both additional shipments pushing volume higher and improved pricing on our sulfur inventory position at quarter end.

"Lastly, Marine Transportation cash flow was slightly below internal expectations for the quarter as strong asset utilization was offset by higher than expected repair and maintenance expense."

The Partnership's distributable cash flow from continuing operations for the second quarter of 2015 was $31.9 million compared to distributable cash flow from continuing operations for the second quarter of 2014 of $20.1 million, an increase of 58%.

The Partnership's distributable cash flow from continuing operations for the six months ended June 30, 2015 was $69.0 million compared to distributable cash flow from continuing operations for the six months ended June 30, 2014 of $41.8 million, an increase of 65%.

The Partnership's adjusted EBITDA from continuing operations for the second quarter of 2015 was $45.0 million compared to adjusted EBITDA from continuing operations for the second quarter of 2014 of $32.8 million, an increase of 37%. Net income for the second quarter of 2015 was $11.0 million, or $0.19 per limited partner unit. The Partnership had a net loss for the second quarter of 2014 of $1.0 million, or $0.01 per limited partner unit.

The Partnership's adjusted EBITDA from continuing operations for the six months ended June 30, 2015 was $95.4 million compared to adjusted EBITDA from continuing operations for the six months ended June 30, 2014 of $71.9 million, an increase of 33%. Net income for the six months ended June 30, 2015 was $28.2 million, or $0.54 per limited partner unit. Net income for six months ended June 30, 2014 was $10.8 million, or $0.45 per limited partner unit.

Revenues for the second quarter of 2015 were $251.1 million compared to $403.3 million for the second quarter of 2014. Revenues for the six months ended June 30, 2015 were $556.5 million compared to $888.1 million for the six months ended June 30, 2014. The decline in revenues is attributable primarily to significantly lower natural gas liquids prices.

On February 12, 2015, the Partnership exited the natural gas liquids floating storage and trans-loading businesses as a result of the sale of its six liquefied petroleum gas pressure barges, collectively referred to as the "Floating Storage Assets", for $41.3 million. The Partnership recorded a gain on the disposition of $1.5 million.

The Partnership had no net income, distributable cash flow or adjusted EBITDA from discontinued operations related to the Floating Storage Assets in the second quarter of 2015. Distributable cash flow and EBITDA from discontinued operations were negative $0.9 million for the second quarter of 2014. Discontinued operations resulted in a loss of $1.3 million, or $0.04 per limited partner unit, for the second quarter of 2014.

Distributable cash flow and adjusted EBITDA from discontinued operations were $1.2 million for the six months ended June 30, 2015. The Partnership had net income from discontinued operations for the six months ended June 30, 2015 of $1.2 million, or $0.02 per limited partner unit.

Distributable cash flow and adjusted EBITDA from discontinued operations were negative $1.1 million for the six months ended June 30, 2014. Discontinued operations resulted in a loss of $1.9 million, or $0.07 per limited partner unit, for the six months ended June 30, 2014.

Distributable cash flow, EBITDA and adjusted EBITDA are non-GAAP financial measures which are explained in greater detail below under the heading “Use of Non-GAAP Financial Information.” The Partnership has also included below a table entitled “Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow” in order to show the components of these non-GAAP financial measures and their reconciliation to the most directly comparable GAAP measurement.

Included with this press release are the Partnership's consolidated financial statements as of and for the three and six months ended June 30, 2015 and certain prior periods. These financial statements should be read in conjunction with the information contained in the Partnership's Quarterly Report on Form 10-Q, to be filed with the Securities and Exchange Commission on July 29, 2015.

Quarterly Cash Distribution

The quarterly cash distribution of $0.8125 per common unit, which was announced on July 23, 2015, is payable on August 14, 2015 to common unitholders of record as of the close of business on August 7, 2015. The ex-dividend date for the cash distribution is August 5, 2015. This distribution reflects an annualized distribution rate of $3.25 per unit.

Investors' Conference Call

An investors' conference call to review the second quarter results will be held on Thursday, July 30, 2015, at 8:00 a.m. Central Time. The conference call can be accessed by calling (877) 878-2695. An audio replay of the conference call will be available by calling (855) 859-2056 from 11:00 a.m. Central Time on July 30, 2015 through 10:59 p.m. Central Time on August 11, 2015. The access code for the conference call and the audio replay is Conference ID No. 87432839. The audio replay of the conference call will also be archived on Martin Midstream Partners' website at www.martinmidstream.com.

About Martin Midstream Partners

The Partnership is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership's primary business segments include: (1) terminalling, storage and packaging services for petroleum products and by-products; (2) natural gas services, including liquids transportation and distribution services and natural gas storage; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) marine transportation services for petroleum products and by-products.

Forward-Looking Statements

Statements about the Partnership's outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Partnership's control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Information

The Partnership's management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”) to analyze its performance. These include: (1) net income before interest expense, income tax expense, and depreciation and amortization (“EBITDA”), (2) adjusted EBITDA and (3) distributable cash flow. The Partnership's management views these measures as important performance measures of core profitability for its operations and the ability to generate and distribute cash flow, and as key components of its internal financial reporting. The Partnership's management believes investors benefit from having access to the same financial measures that management uses.

EBITDA and Adjusted EBITDA. Certain items excluded from EBITDA and adjusted EBITDA are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historical costs of depreciable assets. The Partnership has included information concerning EBITDA and adjusted EBITDA because it provides investors and management with additional information to better understand the following: financial performance of the Partnership's assets without regard to financing methods, capital structure or historical cost basis; the Partnership's operating performance and return on capital as compared to those of other similarly situated entities; and the viability of acquisitions and capital expenditure projects. The Partnership's method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other entities. The economic substance behind the Partnership's use of adjusted EBITDA is to measure the ability of the Partnership's assets to generate cash sufficient to pay interest costs, support its indebtedness and make distributions to its unitholders.

Distributable Cash Flow. Distributable cash flow is a significant performance measure used by the Partnership's management and by external users of its financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by the Partnership to the cash distributions it expects to pay unitholders. Distributable cash flow is also an important financial measure for the Partnership's unitholders since it serves as an indicator of the Partnership's success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

EBITDA, adjusted EBITDA and distributable cash flow should not be considered alternatives to, or more meaningful than, net income, cash flows from operating activities, or any other measure presented in accordance with GAAP. The Partnership's method of computing these measures may not be the same method used to compute similar measures reported by other entities.

Additional information concerning the Partnership is available on the Partnership's website at www.martinmidstream.com.

Contact: Joe McCreery, Head of Investor Relations, at (903) 988-6425 and (877) 256-6644.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	June 30, 2015	December 31, 2014
Assets
Cash	$24	$42
Accounts and other receivables, less allowance for doubtful accounts of $352 and $1,620, respectively	75,175	134,173
Product exchange receivables	294	3,046
Inventories	76,563	88,718
Due from affiliates	10,712	14,512
Other current assets	7,646	6,772
Assets held for sale	—	40,488
Total current assets	170,414	287,751

Property, plant and equipment, at cost	1,374,805	1,343,674
Accumulated depreciation	(377,652)	(345,397)
Property, plant and equipment, net	997,153	998,277

Goodwill	23,802	23,802
Investment in unconsolidated entities	133,495	134,506
Note receivable - Martin Energy Trading LLC	15,000	15,000
Other assets, net	71,646	81,465
Total Assets	$1,411,510	$1,540,801

Liabilities and Partners’ Capital
Trade and other accounts payable	$81,950	$125,332
Product exchange payables	12,704	10,396
Due to affiliates	4,754	4,872
Income taxes payable	736	1,174
Other accrued liabilities	20,344	21,801
Total current liabilities	120,488	163,575

Long-term debt, net	840,159	888,887
Other long-term obligations	2,274	2,668
Total liabilities	962,921	1,055,130

Commitments and contingencies
Partners’ capital	448,589	485,671
Total Liabilities and Partners' Capital	$1,411,510	$1,540,801

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on July 29, 2015.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars and units in thousands, except per unit amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues:
Terminalling and storage *	$33,453	$34,167	$67,250	$65,968
Marine transportation *	20,343	22,084	40,979	45,198
Natural gas services	16,564	—	33,051	—
Sulfur services	3,090	3,038	6,180	6,075
Product sales: *
Natural gas services	97,786	232,986	244,089	554,400
Sulfur services	45,284	59,543	95,331	110,713
Terminalling and storage	34,579	51,443	69,572	105,716
	177,649	343,972	408,992	770,829
Total revenues	251,099	403,261	556,452	888,070

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services *	88,623	223,314	226,330	532,733
Sulfur services *	33,518	45,315	69,541	83,168
Terminalling and storage *	29,658	46,806	59,740	94,835
	151,799	315,435	355,611	710,736
Expenses:
Operating expenses *	47,783	47,111	93,089	90,011
Selling, general and administrative *	9,035	8,605	17,841	17,061
Depreciation and amortization	22,685	14,212	45,402	27,820
Total costs and expenses	231,302	385,363	511,943	845,628
Other operating income (loss)	(167)	99	(177)	54
Operating income	19,630	17,997	44,332	42,496

Other income (expense):
Equity in earnings of unconsolidated entities	1,649	1,938	3,389	1,642
Interest expense, net	(9,925)	(11,441)	(20,471)	(22,892)
Debt prepayment premium	—	(7,767)	—	(7,767)
Other, net	(79)	(49)	358	(117)
Total other expense	(8,355)	(17,319)	(16,724)	(29,134)

Net income before taxes	11,275	678	27,608	13,362
Income tax expense	(314)	(354)	(614)	(654)
Income from continuing operations	10,961	324	26,994	12,708
Income (loss) from discontinued operations, net of income taxes	—	(1,292)	1,215	(1,881)
Net income (loss)	10,961	(968)	28,209	10,827
Less general partner's interest in net (income) loss	(4,113)	19	(8,351)	(217)
Less (income) loss allocable to unvested restricted units	(44)	3	(111)	(29)
Limited partners' interest in net income (loss)	$6,804	$(946)	$19,747	$10,581

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on July 29, 2015.

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars and units in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues:*
Terminalling and storage	$23,061	$18,743	$43,535	$36,753
Marine transportation	6,622	6,415	13,367	12,264
Product Sales	1,759	3,709	3,348	5,601
Costs and expenses:*
Cost of products sold: (excluding depreciation and amortization)
Natural gas services	6,810	10,808	13,728	19,261
Sulfur services	3,618	4,452	7,242	9,317
Terminalling and storage	5,632	6,553	11,034	16,397
Expenses:
Operating expenses	18,915	19,248	39,315	37,487
Selling, general and administrative	5,849	5,489	11,843	10,873

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on July 29, 2015.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars and units in thousands, except per unit amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Allocation of net income (loss) attributable to:
Limited partner interest:
Continuing operations	$6,804	$316	$18,896	$12,419
Discontinued operations	—	(1,262)	851	(1,838)
	$6,804	$(946)	$19,747	$10,581
General partner interest:
Continuing operations	$4,113	$8	$7,992	$255
Discontinued operations	—	(27)	359	(38)
	$4,113	$(19)	$8,351	$217

Net income (loss) per unit attributable to limited partners:
Basic:
Continuing operations	$0.19	$0.01	$0.54	$0.45
Discontinued operations	—	(0.04)	0.02	(0.07)
	$0.19	$(0.03)	$0.56	$0.38

Weighted average limited partner units - basic	35,308	28,924	35,316	27,757

Diluted:
Continuing operations	$0.19	$0.01	$0.54	$0.45
Discontinued operations	—	(0.04)	0.02	(0.07)
	$0.19	$(0.03)	$0.56	$0.38

Weighted average limited partner units - diluted	35,376	28,958	35,372	27,791

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on July 29, 2015.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL
(Unaudited)
(Dollars in thousands)

	Partners’ Capital
	Common Limited		General Partner Amount
	Units	Amount		Total
Balances - January 1, 2014	26,625,026	$254,028	$6,389	$260,417
Net income	—	10,610	217	10,827
Issuance of common units	4,017,156	160,514	—	160,514
Issuance of restricted units	6,900	—	—	—
Forfeiture of restricted units	(3,250)	—	—	—
General partner contribution	—	—	3,407	3,407
Cash distributions	—	(42,192)	(953)	(43,145)
Excess purchase price over carrying value of acquired assets	—	(5,397)	—	(5,397)
Unit-based compensation	—	387	—	387
Purchase of treasury units	(6,400)	(277)	—	(277)
Balances - June 30, 2014	30,639,432	$377,673	$9,060	$386,733

Balances - January 1, 2015	35,365,912	$470,943	$14,728	$485,671
Net income	—	19,858	8,351	28,209
Issuance of common units	—	(269)	—	(269)
Issuance of restricted units	91,950	—	—	—
Forfeiture of restricted units	(1,000)	—	—	—
General partner contribution	—	—	55	55
Cash distributions	—	(57,612)	(8,965)	(66,577)
Unit-based compensation	—	750	—	750
Reimbursement of excess purchase price over carrying value of acquired assets	—	750	—	750
Balances - June 30, 2015	35,456,862	$434,420	$14,169	$448,589

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on July 29, 2015.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Six Months Ended
	June 30,
	2015	2014
Cash flows from operating activities:
Net income	$28,209	$10,827
Less: (Income) loss from discontinued operations, net of income taxes	(1,215)	1,881
Net income from continuing operations	26,994	12,708
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	45,402	27,820
Amortization of deferred debt issuance costs	1,742	4,588
Amortization of debt discount	—	1,305
Amortization of premium on notes payable	(164)	(82)
Loss (gain) on sale of property, plant and equipment	165	(54)
Equity in earnings of unconsolidated entities	(3,389)	(1,642)
Non-cash mark-to-market on derivatives	—	(547)
Unit-based compensation	750	387
Preferred dividends on MET investment	—	1,116
Return on investment	4,400	—
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	58,689	16,305
Product exchange receivables	2,752	(1,437)
Inventories	12,204	(15,648)
Due from affiliates	3,800	(9,816)
Other current assets	(711)	(1,430)
Trade and other accounts payable	(46,283)	(23,460)
Product exchange payables	2,308	12,483
Due to affiliates	(118)	3,959
Income taxes payable	(438)	(386)
Other accrued liabilities	(959)	(1,449)
Change in other non-current assets and liabilities	(1,709)	587
Net cash provided by continuing operating activities	105,435	25,307
Net cash used in discontinued operating activities	(1,351)	(4,358)
Net cash provided by operating activities	104,084	20,949
Cash flows from investing activities:
Payments for property, plant and equipment	(28,027)	(41,237)
Acquisitions, less cash acquired	—	(1,991)
Payments for plant turnaround costs	(1,754)	(3,910)
Proceeds from sale of property, plant and equipment	776	702
Proceeds from involuntary conversion of property, plant and equipment	—	2,475
Investment in unconsolidated entities	—	(134,413)
Return of investments from unconsolidated entities	—	2,425
Contributions to unconsolidated entities	—	(3,070)
Net cash used in continuing investing activities	(29,005)	(179,019)
Net cash provided by discontinued investing activities	41,250	—
Net cash provided by (used in) investing activities	12,245	(179,019)
Cash flows from financing activities:
Payments of long-term debt	(151,000)	(885,000)
Proceeds from long-term debt	101,000	917,250
Proceeds from issuance of common units, net of issuance related costs	(269)	160,514
General partner contribution	55	3,407
Purchase of treasury units	—	(277)
Payment of debt issuance costs	(306)	(3,120)
Excess purchase price over carrying value of acquired assets	—	(5,397)
Reimbursement of excess purchase price over carrying value of acquired assets	750	—
Cash distributions paid	(66,577)	(43,145)
Net cash provided by (used in) financing activities	(116,347)	144,232
Net decrease in cash	(18)	(13,838)
Cash at beginning of period	42	16,542
Cash at end of period	$24	$2,704
Non-cash additions to property, plant and equipment	$3,767	$3,111

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on July 29, 2015.

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Terminalling and Storage Segment

Comparative Results of Operations for the Three Months Ended June 30, 2015 and 2014

	Three Months Ended June 30,		Variance	Percent Change
	2015	2014
	(In thousands, except BBL per day)
Revenues:
Services	$34,708	$35,474	$(766)	(2)%
Products	34,579	51,443	(16,864)	(33)%
Total revenues	69,287	86,917	(17,630)	(20)%

Cost of products sold	30,150	47,310	(17,160)	(36)%
Operating expenses	22,326	20,370	1,956	10%
Selling, general and administrative expenses	938	731	207	28%
Depreciation and amortization	9,617	9,415	202	2%
	6,256	9,091	(2,835)	(31)%
Other operating income (loss)	(195)	83	(278)
Operating income	$6,061	$9,174	$(3,113)	(34)%

Lubricant sales volumes (gallons)	5,984	8,814	(2,830)	(32)%
Shore-based throughput volumes (gallons)	43,836	61,466	(17,630)	(29)%
Smackover refinery throughput volumes (BBL per day)	6,524	7,102	(578)	(8)%
Corpus Christi crude terminal (BBL per day)	169,787	166,971	2,816	2%

Comparative Results of Operations for the Six Months Ended June 30, 2015 and 2014

	Six Months Ended June 30,		Variance	Percent Change
	2015	2014
	(In thousands, except BBL per day)
Revenues:
Services	$69,749	$68,498	$1,251	2%
Products	69,572	105,716	(36,144)	(34)%
Total revenues	139,321	174,214	(34,893)	(20)%

Cost of products sold	61,311	95,835	(34,524)	(36)%
Operating expenses	42,679	40,122	2,557	6%
Selling, general and administrative expenses	1,811	1,698	113	7%
Depreciation and amortization	19,406	18,390	1,016	6%
	14,114	18,169	(4,055)	(22)%
Other operating income (loss)	(201)	38	(239)	(629)%
Operating income	$13,913	$18,207	$(4,294)	(24)%

Lubricant sales volumes (gallons)	12,033	17,977	(5,944)	(33)%
Shore-based throughput volumes (gallons)	86,360	122,618	(36,258)	(30)%
Smackover refinery throughput volumes (BBL per day)	6,033	5,132	901	18%
Corpus Christi crude terminal (BBL per day)	175,151	153,732	21,419	14%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Natural Gas Services Segment

Comparative Results of Operations for the Three Months Ended June 30, 2015 and 2014

	Three Months Ended June 30,		Variance	Percent Change
	2015	2014
	(In thousands)
Revenues:
Services	$16,564	$—	$16,564
Products	97,786	232,986	(135,200)	(58)%
Total revenues	114,350	232,986	(118,636)	(51)%

Cost of products sold	89,074	223,806	(134,732)	(60)%
Operating expenses	5,727	1,173	4,554	388%
Selling, general and administrative expenses	2,364	1,601	763	48%
Depreciation and amortization	8,373	293	8,080	2,758%
	8,812	6,113	2,699	44%
Other operating income (loss)	(3)	—	(3)
Operating income	$8,809	$6,113	$2,696	44%

Distributions from unconsolidated entities	$2,300	$561	$1,739	310%

NGL sales volumes (Bbls)	3,220	3,728	(508)	(14)%

Comparative Results of Operations for the Six Months Ended June 30, 2015 and 2014

	Six Months Ended June 30,		Variance	Percent Change
	2015	2014
	(In thousands)
Revenues:
Services	$33,051	$—	$33,051
Products	244,089	554,400	(310,311)	(56)%
Total revenues	277,140	554,400	(277,260)	(50)%

Cost of products sold	227,241	533,667	(306,426)	(57)%
Operating expenses	11,416	2,092	9,324	446%
Selling, general and administrative expenses	4,465	2,887	1,578	55%
Depreciation and amortization	16,775	413	16,362	3,962%
	17,243	15,341	1,902	12%
Other operating income (loss)	(7)	—	(7)
Operating income	$17,236	$15,341	$1,895	12%

Distributions from unconsolidated entities	$4,400	$1,341	$3,059	228%

NGL sales volumes (Bbls)	7,089	11,741	(4,652)	(40)%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Sulfur Services Segment

Comparative Results of Operations for the Three Months Ended June 30, 2015 and 2014

	Three Months Ended June 30,		Variance	Percent Change
	2015	2014
	(In thousands)
Revenues:
Services	$3,090	$3,038	$52	2%
Products	45,284	59,543	(14,259)	(24)%
Total revenues	48,374	62,581	(14,207)	(23)%

Cost of products sold	33,613	45,406	(11,793)	(26)%
Operating expenses	3,987	4,809	(822)	(17)%
Selling, general and administrative expenses	863	1,123	(260)	(23)%
Depreciation and amortization	2,105	2,031	74	4%
Operating income	$7,806	$9,212	$(1,406)	(15)%

Sulfur (long tons)	222	204	18	9%
Fertilizer (long tons)	82	90	(8)	(9)%
Total sulfur services volumes (long tons)	304	294	10	3%

Comparative Results of Operations for the Six Months Ended June 30, 2015 and 2014

	Six Months Ended June 30,		Variance	Percent Change
	2015	2014
	(In thousands)
Revenues:
Services	$6,180	$6,075	$105	2%
Products	95,331	110,713	(15,382)	(14)%
Total revenues	101,511	116,788	(15,277)	(13)%

Cost of products sold	69,726	83,349	(13,623)	(16)%
Operating expenses	8,270	8,786	(516)	(6)%
Selling, general and administrative expenses	1,925	2,238	(313)	(14)%
Depreciation and amortization	4,231	4,014	217	5%
Operating income	$17,359	$18,401	$(1,042)	(6)%

Sulfur (long tons)	438	395	43	11%
Fertilizer (long tons)	178	181	(3)	(2)%
Total sulfur services volumes (long tons)	616	576	40	7%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Marine Transportation Segment

Comparative Results of Operations for the Three Months Ended June 30, 2015 and 2014

	Three Months Ended June 30,		Variance	Percent Change
	2015	2014
	(In thousands)
Revenues	$20,886	$23,282	$(2,396)	(10)%
Operating expenses	16,523	22,177	(5,654)	(25)%
Selling, general and administrative expenses	350	312	38	12%
Depreciation and amortization	2,590	2,473	117	5%
	1,423	(1,680)	3,103	(185)%
Other operating income	31	16	15	94%
Operating income (loss)	$1,454	$(1,664)	$3,118	(187)%

Comparative Results of Operations for the Six Months Ended June 30, 2015 and 2014

	Six Months Ended June 30,		Variance	Percent Change
	2015	2014
	(In thousands)
Revenues	$42,832	$47,396	$(4,564)	(10)%
Operating expenses	32,429	41,624	(9,195)	(22)%
Selling, general and administrative expenses	310	503	(193)	(38)%
Depreciation and amortization	4,990	5,003	(13)	—%
Operating income	$5,103	$266	$4,837	1,818%
Other operating income	31	16	15	94%
Operating income	$5,134	$282	$4,852	1,721%

Non-GAAP Financial Measures

The following table reconciles the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the three and six months ended June 30, 2015 and 2014.

Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(in thousands)
Net income	$10,961	$(968)	$28,209	$10,827
Less: (Income) loss from discontinued operations, net of income taxes	—	1,292	(1,215)	1,881
Income from continuing operations	10,961	324	26,994	12,708
Adjustments:
Interest expense	9,925	11,441	20,471	22,892
Income tax expense	314	354	614	654
Depreciation and amortization	22,685	14,212	45,402	27,820
EBITDA	43,885	26,331	93,481	64,074
Adjustments:
Equity in earnings of unconsolidated entities	(1,649)	(1,938)	(3,389)	(1,642)
(Gain) loss on sale of property, plant and equipment	153	(99)	165	(54)
Debt prepayment premium	—	7,767	—	7,767
Distributions from unconsolidated entities	2,300	561	4,400	1,341
Unit-based compensation	351	208	750	387
Adjusted EBITDA	45,040	32,830	95,407	71,873
Adjustments:
Interest expense	(9,925)	(11,441)	(20,471)	(22,892)
Income tax expense	(314)	(354)	(614)	(654)
Amortization of debt discount	—	1,228	—	1,305
Amortization of debt premium	(82)	(82)	(164)	(82)
Amortization of deferred debt issuance costs	874	3,778	1,742	4,588
Non-cash mark-to-market on derivatives	—	547	—	547
Payments for plant turnaround costs	(286)	(1,746)	(1,754)	(3,910)
Maintenance capital expenditures	(3,424)	(4,616)	(5,183)	(8,954)
Distributable Cash Flow	$31,883	$20,144	$68,963	$41,821